UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DASEKE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

This filing consists of a Form 8-K filed by Daseke, Inc. on September 4, 2019.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 3, 2019

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement for President

On September 4, 2019, Daseke, Inc. (the “Company”) notified R. Scott Wheeler, the President and member of the Board of Directors (the “Board”) of the Company, that his position was being eliminated and his employment with the Company was terminated, effective immediately.  Christopher Easter, the Company’s Interim Chief Executive Officer and Chief Operating Officer, and other members of the Company’s management team will assume the duties formerly assigned to the position of President.  On September 4, 2019, Mr. Wheeler resigned from his position as a member of the Board, effective immediately.  Mr. Wheeler’s resignation from the Board was not a result of any disagreement with the operations, policies or practices of the Company.

On September 4, 2019, the Company and Mr. Wheeler entered into a Separation Agreement (the “Separation Agreement”).  The Separation Agreement provides that Mr. Wheeler will be entitled to receive, among other things: (i) his regular annual base salary of $525,000 through February 27, 2020 (the “Transition Date”) in accordance with the Company’s normal payroll procedures; (ii) an amount equal to $1,312,500 (equal to 1.5 times Mr. Wheeler’s annual base salary and the target value of his 2018 annual bonus), which is payable in certain installments between the Transition Date and December 31, 2020; (iii) an amount equal to $75,000 within 10 business days of the Effective Date (as defined in the Separation Agreement) in connection with Mr. Wheeler’s resignation from the Board ; (iv) reimbursements equal to the difference between monthly amounts owed to continue his coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), and the contribution amount owed by similarly situated employees for the same or similar health coverage, if Mr. Wheeler timely and properly elects COBRA coverage and until the earlier of the date he is no longer eligible for COBRA coverage, the date he becomes eligible to receive such coverage under another employer’s group health plan or 18 months following Mr. Wheeler’s separation date (i.e., March 4, 2021); and (v) reimbursements equal to the difference between his actual cost paid to purchase personal medical coverage that is reasonably comparable to the coverage provided by the Company’s group medical plan from March 4, 2021 through September 4, 2021, and the contribution amount owed by similarly situated employees for the same or similar medical coverage, if Mr. Wheeler does not become eligible to receive coverage under a group medical plan sponsored by another employer and continues COBRA continuation coverage under the Company’s group medical plan through March 4, 2021.

Pursuant to the Separation Agreement, Mr. Wheeler’s unvested equity awards (the “Outstanding Equity Awards”) immediately vested and became exercisable on September 4, 2019 as though his employment continued through the Transition Date.  Mr. Wheeler’s outstanding and vested stock options will remain exercisable, without regard to his termination of employment, until February 26, 2027.  Other than as described in the preceding sentences of this paragraph, Mr. Wheeler has no further rights or benefits owed to him with respect to the Outstanding Equity Awards.

The Separation Agreement includes a customary release of claims by Mr. Wheeler (on behalf of himself and his agents, spouse, heirs, executors, successors and assigns) in favor of the Company and its affiliates and Mr. Wheeler’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the non-revocation of such release of claims.  In addition, the Separation Agreement provides that Mr. Wheeler shall remain subject to confidentiality and certain other restrictive covenant obligations in the Employment Agreement between the Company and Mr. Wheeler, effective as of February 27, 2017 (as amended, the “Employment Agreement”), following Mr. Wheeler’s separation date.  The Separation Agreement also includes a release of claims by the Company (on behalf of itself and its subsidiaries, successors and assigns) in favor of Mr. Wheeler, his agents, spouse, heirs, executors and assigns related to or arising from Mr. Wheeler’s employment with the Company, the cessation thereof, and the Employment Agreement, based on facts known by the Board as of Mr. Wheeler’s separation date.

Transition and Separation Agreement for Chief Financial Officer

On September 3, 2019, the Company and Bharat Mahajan, the Chief Financial Officer of the Company, entered into a Transition and Separation Agreement (the “Transition and Separation Agreement” and, together with the Separation Agreement, the “Separation Agreements”).  Mr. Mahajan’s separation from employment with the Company will become effective on October 4, 2019 (the “Separation Date”).  The Transition and Separation Agreement provides that during the period between September 11, 2019 (the “Effective Date”) and the Separation Date (the “Transition Period”), Mr. Mahajan is permitted to relocate from the United States to Canada.

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In addition, the Transition and Separation Agreement provides that Mr. Mahajan will be entitled to receive, among other things: (i) his regular annual base salary of $400,000 through the Separation Date in accordance with the Company’s normal payroll procedures; (ii) an amount equal to $1,450,000, provided Mr. Mahajan has not resigned or been terminated for Cause (as defined in the Transition and Separation Agreement) prior to the Separation Date; (iii) reimbursement for certain residential and relocation expenses (including taxes associated with such reimbursements) up to an aggregate of $200,000, subject to various limitations set forth in the Transition and Separation Agreement; (iv) reimbursement for up to $15,000 of reasonable legal fees incurred by Mr. Mahajan in connection with the negotiation of the Transition and Separation Agreement; and (v) reimbursement for up to $25,000 towards the cost of tax advice and return preparation services and outplacement services.  Mr. Mahajan’s equity interests granted pursuant to the Company’s 2017 Omnibus Incentive Plan, consisting of  an award of stock options on October 1, 2018, are forfeited and cancelled as of the Effective Date, and Mr. Mahajan will not receive any additional equity or incentive awards during the Transition Period.

The Transition and Separation Agreement includes a customary release of claims by Mr. Mahajan (on behalf of himself and his agents, spouse, heirs, executors, successors and assigns) in favor of the Company and its affiliates and Mr. Mahajan’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the non-revocation of such release of claims and the execution and non-revocation of a supplemental release of claims after the Separation Date.  In addition, the Transition and Separation Agreement provides that Mr. Mahajan shall remain subject to confidentiality and certain other restrictive covenant obligations in the Employment Agreement between the Company and Mr. Mahajan, effective as of September 6, 2018, following the Separation Date.

The foregoing description of the material terms of the Separation Agreements is qualified in its entirety by reference to the full text of the Separation Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On September 4, 2019, the Company issued a press release announcing, among other things, the matters discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01              Other Events.

In the proxy statement (the “Proxy Statement”) filed on July 11, 2019 for the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) the Company named Don R. Daseke and R. Scott Wheeler as proxies for the Company’s solicitation of stockholder votes in connection with the Annual Meeting.  On Thursday, August 29, 2019, the Company announced that its postponed Annual Meeting will be held on Thursday, September 19, 2019 at 2:00 p.m., Central time, at 15455 Dallas Parkway, Suite 250, Addison, TX 75001.  The Board has determined that Christopher Easter (as the designated substitute for Mr. Daseke) and Soumit Roy (as the designated substitute for Mr. Wheeler), each with power of substitution, shall act as proxies at the Annual Meeting (or any adjournment or further postponement thereof) to vote stockholder shares in accordance with the instructions provided.  Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board. The Proxy Statement contains instructions on how stockholders may submit their votes for the Annual Meeting.

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Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated as of September 4, 2019, by and between Scott Wheeler and Daseke, Inc.

10.2	Transition and Separation Agreement, dated as of September 3, 2019, by and between Bharat Mahajan and Daseke, Inc.

99.1*	Press release dated September 4, 2019.

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

September 4, 2019	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Interim Chief Executive Officer and Chief Operating Officer

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Exhibit 10.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (this “Agreement”) is entered into between Scott Wheeler (“Employee”) and Daseke, Inc. (the “Company”), and is effective as of the Effective Date (as defined herein).  The Company and Employee shall each be referred to in this Agreement as a “Party,” and collectively as the “Parties.”

WHEREAS, Employee has been employed by the Company pursuant to that certain Employment Agreement effective as of February 27, 2017 and amended effective as of August 30, 2018 and January 1, 2019 (as amended, the “Employment Agreement”);

WHEREAS, Employee received certain equity interests pursuant to the Company’s 2017 Omnibus Incentive Plan (the “Outstanding Equity Awards”), including an award of stock options on February 27, 2017;

WHEREAS, Employee agreed to be bound by certain restrictive covenants in the Employment Agreement, which restrictive covenants remain enforceable as provided herein; and

WHEREAS, Employee and the Company wish to resolve all matters related to Employee’s employment with the Company and the cessation thereof, on the terms and conditions expressed in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.                                      Separation. Employee’s employment with the Company terminated effective as of September 4, 2019 (the “Separation Date”).  Effective as of such date, Employee’s employment by the Company terminated and Employee separated from Employee’s positions with the Company and all subsidiaries and affiliates of the Company and from any and all other positions, roles, offices, or titles held by Employee with, at the direction of, or for the benefit of the Company and all subsidiaries and affiliates of the Company (including as a member of the Board of Directors of the Company and all such other positions, roles, offices, or titles referred to in Section 22 of the Employment Agreement).

2.                                      Severance Benefits.  In consideration of the Employee’s execution and non-revocation of this Agreement, and conditioned on Employee’s continued compliance with Sections 8 -10 of the Employment Agreement (which remain in full force and effect in accordance with their terms) and the covenants and promises contained herein, the Company shall provide Employee with the benefits set forth in this Section 2 (collectively, the “Severance Benefit”).

a.                                      The Company shall continue to pay Employee his base salary as in effect immediately prior to the Separation Date, paid in accordance with the Company’s normal payroll practices, and subject to deductions for applicable taxes, through February 27, 2020.

b.                                      The Company shall provide Employee with a severance payment in an aggregate amount equal to $1,312,500, less applicable tax withholding (the “Severance Payment”), which the Parties agree and acknowledge is equal to the sum of (i) 1.5 times Employee’s base salary as in effect immediately prior to the Separation Date and (ii) 1.5 times the target value of Employee’s annual bonus for 2018.  Payment of the Severance Payment shall be divided into substantially equal installments and paid in accordance with the Company’s normal payroll procedures over an 18-month period following February 27, 2020; provided, however, that (A) the first installment of the Severance Payment shall be paid on the Company’s first regularly scheduled pay date that is on or after February 27, 2020 (but in any event no later than March 13, 2020), and each of the remaining installments shall be paid on a monthly basis thereafter, (B) to the extent, if any, that the aggregate amount of the installments of the Severance Payment that would otherwise be paid pursuant to the preceding provisions of this Section 2(b) after March 13, 2020 exceeds $560,000 (which is the maximum exemption amount under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) applicable to Employee’s termination of employment), then such excess shall be paid to Employee in a lump sum on March 13, 2020 and the installments of the Severance Payment payable after March 13, 2020 shall be reduced by such excess (beginning with the installment first payable after March 13, 2020 and continuing with the next succeeding installment until the aggregate reduction equals such excess), (C) all remaining installments of the Severance Payment, if any, that would otherwise be paid pursuant to the preceding provisions of this Section 2(b) after December 31, 2020 shall be paid with the installment of the Severance Payment, if any, due in December of 2020, and (D) in no event shall the aggregate of the amounts paid to Employee pursuant to the preceding clauses 2 (A), 2 (B) and 2 (C) be less than the full Severance Payment.

c.                                       Following the Separation Date, Employee is entitled at Employee’s option to continue coverage under the Company’s group health plans for himself and his spouse and eligible dependents in accordance with the terms of such group health plans and the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”).  Following the Separation Date, and subject to Employee’s timely election of continuation coverage under the Company’s group health plans in accordance with COBRA, the Company shall provide Employee with the Monthly Reimbursement Amount (as defined under Section 6(e) of the Employment Agreement) with respect to COBRA continuation coverage elected under the Company’s group health plans in accordance with the time of payment provisions set forth in Section 6(e) of the Employment Agreement and subject to the terms and conditions contained therein, including the period of time during which such Monthly Reimbursement Amount shall be provided by the Company.  Employee will receive additional information under separate cover regarding Employee’s rights to continue coverage under the Company’s group health plans pursuant to COBRA.

d.                                      Provided that Employee does not become eligible to receive coverage under a group medical plan sponsored by another employer on or prior to March 4, 2021 (the “COBRA End Date”) and Employee continues COBRA continuation coverage under the Company’s group medical plan through the COBRA End Date, then in addition to the Monthly Reimbursement Amount described above, the Company shall promptly reimburse Employee, on a monthly basis, for the difference between (i) his actual cost paid to purchase personal medical insurance coverage (including, if applicable, Medicare supplemental coverage and excluding any dental or vision coverage) that is reasonably comparable to the coverage provided by the Company’s group medical plan (as reasonably determined by the Company) for himself from the COBRA End Date through September 4, 2021, less (ii) the monthly employee contribution amount that active executives of the Company pay for similar coverage under the Company’s group medical plan.

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e.                                       The Company shall pay Employee $75,000, less deductions for applicable taxes, within 10 business days of the Effective Date.

f.                                        On the Effective Date, Employee’s unvested Outstanding Equity Awards shall vest and become exercisable as though Employee’s employment continued through February 27, 2020, and any then remaining unvested portion of the Outstanding Equity Awards shall be forfeited as of the Effective Date.  Employee’s outstanding and vested stock options shall remain exercisable, without regard to Employee’s termination of employment, until February 26, 2027, as described on the attached Schedule A.  Employee acknowledges and agrees that Employee otherwise has no further rights, payments or benefits owed to him with respect to the Outstanding Equity Awards.

3.                                      No Other Benefits or Payments Due. By executing this Agreement, Employee acknowledges and agrees that (i) Employee is receiving valuable consideration in exchange for his execution of this Agreement to which he would not be otherwise entitled, and (ii) neither the Company nor any of the other Releasees  (as defined in Section 5 of this Agreement) has any prior legal obligation to provide the Severance Benefit.  Employee also acknowledges and agrees that the acceptance of the Severance Benefit and attendant obligations as described in this Agreement is in consideration of Employee’s promises and undertakings as set forth in this Agreement, and that if Employee violates any of the requirements and prohibitions set forth in this Agreement, or Sections 8-10 of the Employment Agreement, Employee forfeits and has no right to the Severance Benefit.  Employee further acknowledges and agrees that the Company has satisfied all obligations owed to Employee pursuant to Employee’s employment with the Company and Employee’s participation in its benefit plans, and that no additional sums are owed by the Company or any of the other Releasees for any reason.

4.                                      No Representations as to Taxation.  The Company makes no representations regarding the taxability or legal effect of the payments or benefits described herein, and Employee is not relying on any statement or representation of the Company in this regard.  Employee will be solely responsible for the payment of any taxes assessed on the payments or benefits provided hereunder.

5.                                      General Release.

a.                                      In consideration of the payments and benefits (less all applicable withholdings) set forth in this Agreement, Employee, on behalf of himself and his agents, spouse, heirs, executors, successors and assigns, knowingly and voluntarily releases, remises, and forever discharges the Company, its parents, subsidiaries or affiliates, together with all of the foregoing entities’ respective current and former principals, officers, directors, partners, shareholders, agents, representatives, attorneys, insurers, members, managers, and employees, and each of the above listed person’s heirs, executors, successors and assigns whether or not acting in his or her representative, individual or any other capacity (collectively, the “Releasees”), to the fullest extent permitted by law, from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, costs, expenses, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which Employee ever had, now has, or may hereafter claim to have against the Releasees, including but not limited to, those related to or arising from Employee’s employment with the Company, the cessation thereof, the Employment

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Agreement, or any other matter, cause or thing whatsoever relating thereto arising from the beginning of time to the date of execution of this Agreement by Employee (the “General Release”).  The General Release shall apply to any Claim of any type, including, without limitation, any Claims with respect to Employee’s entitlement to any wages, bonuses, benefits, payments, or other forms of compensation; any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, or emotional distress; any Claims of any type that Employee may have arising under the common law; any Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Texas Human Rights Act, the federal Workers’ Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, each as amended; and any other federal, state or local statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Employee, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship, or the termination of employment, with the Company or any Releasee and to any Claims for fraud or fraud in the inducement or fraudulent misrepresentation in relation to any such matters.

b.                                      Except as provided in Section 2 of this Agreement, Employee acknowledges and agrees that the Company and its affiliates have fully satisfied any and all obligations owed to him, and no further sums are owed to him by the Company or by any of the other Releasees at any time.  Employee represents and warrants that Employee has not filed, and Employee will not file, any lawsuit or institute any proceeding, charge, complaint or action asserting any claim released by this Agreement before any federal, state, or local administrative agency or court against any Releasee, concerning any event occurring prior to the signing of this Agreement.

c.                                       Notwithstanding the foregoing, nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (collectively, “Government Agencies”) or limits Employee’s ability to provide information to or communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Employee, on his behalf, or by any other individual.  However, to the maximum extent permitted by law, Employee agrees that if such a charge or complaint is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.  This Agreement does not limit or prohibit Employee’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law.

d.                                      Nothing in this Section 5 shall be deemed to release (i) Employee’s right to enforce the terms of this Agreement, (ii) Employee’s right to any vested benefits under any Company benefit plan accrued by Employee prior to the Separation Date, or (iii) any Claim that cannot be waived under applicable law, including any rights to workers’ compensation or unemployment insurance. Additionally, Company and Employee agree that Employee will continue to be covered by any and all indemnification agreements, including without limitation, Section 14 of the Employment Agreement as well as any applicable Company directors and officers insurance

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policy, after the Separation Date, and Employee is not releasing, waiving or relinquishing his rights related to any indemnification he would be entitled to receive as if he continued to be an active employee of the Company.

e.                                       Employee hereby represents and warrants to the Releasees that Employee is the sole owner of any Claims that Employee may now have or in the past had against any of the Releasees and that Employee has not assigned, transferred, or purported to assign or transfer any such Claim to any person or entity.  Employee represents that he has suffered no work-related injuries while providing services for the Company and represents Employee does not intend to file any claim for compensation for work-related injury.  Employee further represents that Employee has not filed any lawsuits or claims against any of the Releasees, or filed any charges or complaints with any agency against any of the Releasees.  Employee represents that he has not reported any alleged improper conduct or activity to the Company or any of its affiliates; that he has no knowledge of any such conduct or activity; and that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or any of its affiliates.

f.                                        Employee acknowledges that this Section 5 contains a waiver of any rights and claims under the ADEA and the Older Workers Benefit Protection Act.  Employee acknowledges and represents that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement and, specifically, the General Release set forth in this Section 5, or has knowingly and voluntarily waived the right to do so, with the execution of this Agreement constituting a voluntary waiver. Employee further acknowledges and represents that he has been advised by the Company that he has the right to revoke this Agreement for a period of seven (7) days after signing it.  Employee acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in a writing, signed by him and received by Soumit Roy, General Counsel, at soumit@daseke.com no later than 5:00 p.m. local time on the seventh (7th) day of the revocation period.  If the last day of the revocation period falls on a Saturday, Sunday or holiday, the last day of the revocation period will be deemed to be the next business day.  If no such revocation occurs, the General Release and this Agreement shall become effective on the eighth (8th) day following his execution of this Agreement (the “Effective Date”).

g.                                       The Company, on behalf of itself and its subsidiaries, successors and assigns, knowingly and voluntarily releases, remises, and forever discharges Employee, his agents, spouse, heirs, executors, successors and assigns from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, costs, expenses, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, suspected or unsuspected, both in law and equity, based on facts known by the Board of Directors of the Company as of the Separation Date, related to or arising from Employee’s employment with the Company, the cessation thereof, and the Employment Agreement.

6.                                      Covenants.  In consideration of the payments and benefits (less all applicable withholdings) set forth in this Agreement, and in exchange for the provision of confidential information of the Company, Employee agrees to be bound by the following covenants:

a.                                      Prior Covenants. Employee acknowledges and affirms the restrictive covenants contained in Sections 8-10 of the Employment Agreement and agrees that such covenants remain

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in full force and effect, and are reasonable, enforceable, and necessary to protect the legitimate business interests of the Company.

b.                                      Notice under Defend Trade Secrets Act.  In accordance with the Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, nothing in this Agreement shall limit Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information.

c.                                       Return of Property. Employee agrees that, no later than the Separation Date, he will have returned to the Company all property of the Company in whatever form, including (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any affiliate of the Company (or business dealings thereof) that are in Employee’s possession, subject to Employee’s control or held by Employee for others; and (ii) all property or equipment that Employee has been issued by the Company or any affiliate of the Company during the course of his employment or property or equipment thereof that Employee otherwise possesses, including any vehicles, computers, cellular phones, pagers and other devices.  Employee acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any affiliate of the Company. Employee further agrees that Employee will immediately forward to the Company (and thereafter destroy any copies thereof) any property or business information relating to the Company or any affiliate of the Company that has been or is inadvertently directed to Employee following Employee’s last day of employment, or that Employee discovers is within his possession.  Employee shall be allowed to retain copies of handwritten notebooks and electronic contacts and calendar data bases as well as all personal-related electronic files that do not relate to the business of the Company and its affiliates and that are stored on the Company’s computers and data storage devices.  Upon the completed transfer of these personal-related electronic files, the Company will permanently delete these files.

d.                                      Cooperation.  Employee agrees that following the Separation Date, he will cooperate in good faith with the Company to assist it with any information or matter that is within Employee’s knowledge as a result of Employee’s employment with the Company, including but not limited to being reasonably available for interview by the Company’s attorneys, auditors, or accountants, or providing truthful testimony without the necessity of a subpoena or compensation in any pending or future legal matter in which the Company is a party.  If Employee is required to engage attorneys, other professional advisors or travel to provide such cooperation, then the Company agrees to promptly reimburse Employee for such expenses at mutually agreed upon rates.

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7.                                      Consultation with Attorney: Voluntary Agreement.  The Company advises Employee to consult with an attorney of his choosing prior to signing this Agreement.  Employee understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the General Release in Section 5, with an attorney.  Employee also understands and agrees that he is under no obligation to consent to the General Release. Employee acknowledges and agrees that the rights and payments set forth this Agreement are sufficient consideration to require him to abide with his obligations under this Agreement, including but not limited to the General Release.  Employee represents that he has read this Agreement, and understands its terms and that he enters into this Agreement freely, voluntarily, and without coercion.  Employee acknowledges that he (i) is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (ii) has made his own investigation of the facts and is relying solely upon his own knowledge; and (iii) knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown.

8.                                      Section 409A.

a.                                      Compliance.  Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of Employee’s employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.

b.                                      Reimbursement and In-kind Benefits.  To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Employee, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

c.                                       Section 409A Payment Date.  Notwithstanding any provision in this Agreement to the contrary, (i) if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if Employee’s receipt of such payment or benefit is not delayed until the earlier of (A) the date of Employee’s death or (B) the date that is six months after the Separation Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Employee (or Employee’s estate, if applicable) until the Section 409A Payment

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Date, and (ii) to the extent any payment hereunder constitutes nonqualified deferred compensation (within the meaning of Section 409A), then each such payment which is conditioned upon Employee’s execution of a release and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year shall be paid or provided in the later of the two taxable years. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any member of the Company Group (as such term is defined in the Employment Agreement) be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

9.                                      Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule that would require application of a different jurisdiction’s law.

10.                               Dispute Resolution.  All disputes relating to or arising from this Agreement (including but not limited to the arbitrability thereof), Employee’s employment with the Company, the Employment Agreement, and the Company’s 2017 Omnibus Incentive Plan shall be resolved in accordance with Section 11 of the Employment Agreement.

11.                               Entire Agreement. This Agreement, together with Sections 8-11 and 14 of the Employment Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements between the Parties with respect to such matters, unless specifically provided otherwise herein. Employee agrees that he is not relying on any representations outside this Agreement.  The Parties agree that the Employment Agreement (other than Sections 8-11 and 14 thereof) is superseded by this Agreement and of no further force or effect and that the General Release in Section 5 hereof encompasses any and all claims under the Employment Agreement.

12.                               Amendment.  This Agreement may be modified or amended only by a written instrument signed by Employee and an authorized officer of the Company.

13.                               Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving Party.  The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14.                               Successors and Assigns.  This Agreement shall inure to the benefit of the Company and each of its successors and assigns.  Employee shall not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of the purported assignment.

15.                               Drafting. This Agreement and the provisions contained in it shall not be construed or interpreted for or against either Party because that Party drafted or caused that Party’s legal representative to draft any of its provisions.

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16.                               Headings. Descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

17.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which, taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile or other electronic means of transmitting signature, and such signatures shall be considered an original for purposes of enforcement of the Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the dates written below.

Dated:	9/4/19	/s/ Scott Wheeler
Scott Wheeler

Dated:	9/4/19	Daseke, Inc.

		By:	/s/ Chris Easter

		Name:	Chris Easter

		Title:	Interim Chief Executive Officer

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Schedule A

60,000 total options as follows:

•                  20,000 Options — Fully vested February 27, 2018

•                  20,000 Options — Fully vested February 27, 2019

•                  20,000 Options — To be fully vested February 27, 2020

•                  Strike Price of $9.98

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Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT

This TRANSITION AND SEPARATION AGREEMENT (this “Agreement”) is entered into between Bharat Mahajan (the “Employee”) and Daseke, Inc. (the “Company”), and is effective as of the Effective Date (as defined herein).  The Company and Employee shall each be referred to in this Agreement as a “Party,” and collectively as the “Parties.”

WHEREAS, Employee has been employed by the Company as Chief Financial Officer pursuant to that certain Employment Agreement effective as of September 6, 2018 (the “Employment Agreement”);

WHEREAS, Employee received certain equity interests pursuant to that certain 2017 Omnibus Incentive Plan (the “Outstanding Equity Awards”), including an award of stock options on October 1, 2018;

WHEREAS, Employee agreed to be bound by certain restrictive covenants in the Employment Agreement, which restrictive covenants remain enforceable as provided herein; and

WHEREAS, Employee and the Company wish to resolve all matters related to Employee’s employment with the Company and the cessation thereof, on the terms and conditions expressed in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.                                      Separation. Employee and the Company agree that, effective as of February 19, 2020 or such earlier date as provided for in Section 2(c) (the “Separation Date”), Employee’s employment by the Company shall terminate and Employee shall separate from Employee’s position with the Company and all subsidiaries of the Company and from any and all other positions, roles, offices, or titles held by Employee with, at the direction of, or for the benefit of the Company and all subsidiaries of the Company (including all such positions, roles, offices, or titles referred to in Section 22 of the Employment Agreement).

2.                                      Transition Period.

a.                                      Employment during the Transition Period.  Employee and Company agree that, subject to Section 2(c), for the period between the Effective Date and the Separation Date (the “Transition Period”), Employee shall continue in the employment of the Company, with the duties and obligations of Chief Financial Officer or as otherwise mutually agreed upon by the Parties in writing. After the Separation Date and subject to Section 5(d), Company agrees that any consulting services or employment services requested by the Company or any of its subsidiaries from Employee will be subject to a separate consulting or employment services agreement; provided, however, that if the Company or its subsidiaries request Employee’s consulting or employment services after the Separation Date, such negotiation will not in any way delay the Severance Benefit (as such term is defined below) due Employee under the terms of this Agreement. Further, should Employee agree to a consulting or employment services agreement with the Company or any of its subsidiaries, such consulting or employment services agreement will not be considered a violation of any restrictive covenants nor would such an agreement or the rendering of such services be considered a breach of Sections 8, 9 and/or 10 of the Employment Agreement.

b.                                      Relocation and other Rights.  During the Transition Period, Employee shall have the right, but not the obligation, to relocate to Canada from the United States at Employee’s sole cost (subject to the provisions of Section 3(a)(ii)) and the Company agrees that Employee may work remotely from home upon such relocation to Canada; provided, however, that Employee shall travel to the offices of the Company and other business locations as reasonably requested by the Company, and Employee shall be reimbursed by the Company for the reasonable expenses associated with such travel in accordance with Section 3(a)(ii) within 10 business days of submission of supporting documentation.  In addition, the Company agrees that Employee may undertake reasonable efforts to seek alternative employment provided that such efforts do not materially interfere with his employment obligations to the Company during the Transition Period. In accordance with Section 2(b) of the Employment Agreement, the Company acknowledges that Employee is currently a member of the Board of the Ombudsman for Banking and Investment Services, and the Company agrees that Employee may continue and attend meetings in accordance with past practice in such role both while employed hereunder and after the Separation Date.

c.                                       Termination During Transition Period.

(i)                                     Termination for Cause.  The Company shall have the right to terminate Employee’s employment at any time during the Transition Period, on written notice, for Cause where “Cause” shall mean: (i) Employee’s commission of material fraud, breach of fiduciary duty, theft, or embezzlement against the Company, its subsidiaries, affiliates or customers; (ii) Employee’s willful refusal without proper legal cause to faithfully and diligently perform Employee’s duties; (iii) Employee’s breach of Sections 8, 9 or 10 of the Employment Agreement; (iv) Employee’s conviction of, or plea of guilty or nolo contendere, to any crime involving moral turpitude or a felony (or state law equivalent); (v) Employee’s willful misconduct or gross negligence in the performance of duties to the Company that has or could reasonably be expected to have a material adverse effect on the Company; or (vi) Employee’s material breach and violation of the Company’s written policies pertaining to workplace conduct (including sexual harassment), discrimination or insider trading; provided, however, that under subpart (ii), (iii), (v), and (vi) of this sentence, Employee shall receive 15 days’ prior written notice from the Company explaining the basis of its intention to terminate Employee’s employment for Cause and Employee shall have the right for 15 days from the receipt of such notice to cure the Company’s express basis for such action.

(ii)                                  Termination by the Company for Convenience. The Company shall have the right to terminate Employee’s employment for convenience at any time during the Transition Period and for any reason, or no reason at all, upon 30 days’ prior written notice to Employee; provided, however that upon any written notice of termination for convenience by the Company, the Company shall have the right to require Employee to stop responding to emails and to no longer perform some or all of his job duties as determined by the Company.

(iii)                               Resignation by Employee. Employee shall have the right to terminate Employee’s employment at any time during the Transition Period and for any reason, or no reason at all, upon 30 days’ advance written notice to the Company.

(iv)                              Termination on Death or Disability.  Upon the death or Disability of Employee during the Transition Period, Employee’s employment with Company shall terminate. For purposes of this Agreement, a “Disability” shall exist if Employee is entitled to receive long-term disability benefits under the Company’s disability plan or, if there is no such plan, Employee’s inability to perform the essential functions of Employee’s position (after accounting for reasonable accommodation, if applicable), due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of one hundred-twenty (120) days, whether or not consecutive. The determination of whether Employee has incurred a Disability shall be made in good faith by the Board.

3.                                      Payments and Benefits.

a.                                      Salary, Benefits and Certain Reimbursements.

(i)                                     Salary and Benefits.  Employee shall be entitled to payment of Employee’s regular base salary earned through the Separation Date, subject to deductions for applicable taxes, and will be paid in the ordinary course in accordance with the Company’s regular payroll procedure.  Employee shall continue to be eligible for all Company benefits in which similarly situated Company employees are eligible to participate, in accordance with the terms of the applicable benefit plan (as the same may be amended or modified from time to time), through the Separation Date.

(ii)                                  Reimbursement of Certain Relocation-Related Expenses.  Subject to Section 8 of this Agreement, the Company shall within 10 business days of submission of supporting documentation reimburse Employee for Employee’s reasonable out-of-pocket: (A) expenses incurred for maintaining Employee’s principal residences in both Dallas, Texas and Calgary, Alberta up to an aggregate maximum amount of $5,000 per month  (commencing on August 1, 2019 and ending on the Separation Date), such expenses to include mortgage and HELOC interest, lawn care, snow removal, utilities and similar type expenses; (B) expenses related to the relocation of Employee’s and his family’s personal vehicles and other personal effects from Employee’s Dallas, Texas residence to his Calgary, Alberta residence; (C) expenses associated with Employee’s relocation-related travel, accommodation and meals for trips between Employee’s residence in Calgary, Alberta and his residence in Dallas, Texas, such expenses to include flights for Employee’s family from Dallas, Texas to Calgary, Alberta and rental car and other reasonable expenses for Employee and his spouse incurred while Employee’s and his family’s personal vehicles and other personal effects are in transit form Dallas, Texas to Calgary, Alberta; and (D) expenses associated with the sale of Employee’s principal residence in Dallas, Texas, such expenses to include real estate commissions, legal fees, escrow fees, photographs, staging costs and similar type expenses; in each case, under clauses (A), (B), (C) and (D) so long as Employee submits all documentation for such reimbursement within sixty (60) days following the date the applicable expense is incurred by Employee.  To the extent that the expense reimbursements described in the preceding sentence are included in Employee’s gross income for United States and/or Canada federal income tax purposes, the Company shall pay Employee an amount, including interest and penalties (as determined by a tax accounting professional firm selected by the Company, and such amount being the “Additional Tax Amount”), such that, after the payment by Employee of all United States and/or Canada federal income taxes on the Additional Tax Amount, Employee retains a portion of the Additional Tax Amount equal to the United States and/or Canada federal income taxes Employee incurred that are attributable to the expense reimbursements described in the preceding sentence.  Any such reimbursement of expenses described in the first sentence of this subparagraph or payment of the Additional Tax Amount shall be made by the Company upon or as soon as practicable following receipt of supporting documentation (and, in the case of the Additional Tax Amount, by no later than the end of Employee’s taxable year next following Employee’s taxable year in which Employee remits the related taxes); provided, however, that in no event shall (1) the aggregate of all reimbursements pursuant to this Section 3(a)(ii) (inclusive of the Additional Tax Amount) exceed $200,000 and (2) any reimbursement be made to Employee for any expenses (other than the Additional Tax Amount) incurred under clauses (B), (C), or (D) of the first sentence of this subparagraph after the date that is 18 months after the Separation Date.

(iii)                               Reimbursement of Certain Legal Fees.  On or before the date that is 30 days after the Effective Date, the Company shall reimburse Employee for his reasonable legal fees incurred in connection with obtaining advice and counsel relating to this Agreement, subject to a maximum reimbursement of $15,000.  Prior to and as a condition of such reimbursement, Employee shall provide to the Company supporting documentation of such legal fees, although such supporting documentation may be redacted to protect attorney-client privileged/confidential information.

(iv)                              Tax Preparation & Outplacement Expenses.  Subject to Section 8 of this Agreement: (i) if the Separation Date occurs during taxable year 2019, the Company will contribute a maximum of $25,000 towards the cost of (A) a tax accounting professional firm selected by the Company to provide tax advice and prepare the Canadian and United States personal income tax returns for Employee and his spouse (“Tax Services”) for taxable year 2019 and (B) outplacement services, including, but not limited to, career advice, resume writing, and other related job search services, for up two years following the Separation Date; and (ii) if the Separation Date occurs during taxable year 2020, the Company will contribute a maximum of $25,000 for each of taxable year 2019 and 2020 towards the cost of (A) Tax Services for taxable year 2019 and taxable year 2020 and (B) outplacement services for up to two years following the Separation Date.  The Company acknowledges that these expenses will be submitted six months after the completion of the respective taxable year.

(v)                                 No Other Compensation Due; Representations as to Taxation.  Employee agrees that after the Separation Date Employee is entitled to no other compensation or benefits from the Company, and that Employee shall not be entitled to receive any other payment, benefit, or other form of compensation as a result of Employee’s employment or the cessation thereof, including, but not limited to, sick time, personal time, vacation, bonus, expenses, equity interests, or severance or payments in lieu of notice pursuant to the Employment Agreement unless otherwise set forth in this Agreement.  The Company makes no representations regarding the taxability or legal effect of the payments or benefits described herein, and Employee is not relying on any statement or representation of the Company in this regard.  Employee will be solely responsible for the payment of any taxes assessed on the payments or benefits provided hereunder, provided Employee shall be entitled to the Additional Tax Amount subject to the limitations of Section 3(a)(ii).

b.                                      Severance Compensation.  Provided Employee’s employment has not terminated under Section 2(c)(iii) prior to November 19, 2019 or under Section 2(c)(i) prior to the Separation Date and conditioned upon Employee’s execution and delivery (without revocation) of this Agreement within twenty-one (21) days of receipt and Employee’s execution and delivery (without revocation) of the general release of claims attached hereto as Exhibit A (the “Supplemental Release”) on or within the later of five days following the Separation Date or twenty-one (21) days of Employee’s receipt of this Agreement, and Employee’s compliance with all material terms of this Agreement, the Supplemental Release, and Sections 8-10 of the Employment Agreement (collectively, the “Payment Conditions”), the Company will pay Employee $1,450,000 (the “Severance Benefit”). The Severance Benefit, less all applicable withholdings and deductions, will be paid in a lump sum on the first business day following the tenth day after the Supplemental Release is executed and delivered by Employee (without revocation). The Company agrees that Employee may provide written notice of termination as set forth in Section 2(c)(iii) at a time prior to November 19, 2019 so long as the stated termination date in such notice is on or after November 19, 2019 and in compliance with the 30 days’ advance written notice requirement set forth in Section 2(c)(iii), and Company will pay Employee the Severance Benefit as stated above subject to the terms and conditions provided above.

c.                                       Equity.  Employee acknowledges and agrees that all Outstanding Equity Awards are forfeited and cancelled as of the Effective Date, and Employee shall not receive any additional equity or incentive awards during the Transition Period.

d.                                      No Other Benefits or Payments Due. By executing this Agreement, Employee acknowledges and agrees that (i) Employee is receiving valuable consideration in exchange for his execution of this Agreement to which he would not be otherwise entitled, and (ii) neither the Company nor any of the other Releasees  (as defined in Section 4 of this Agreement) has any prior legal obligation to provide the Severance Benefit.  Employee also acknowledges and agrees that the acceptance of the Severance Benefit and attendant obligations as described in this Agreement is in consideration of Employee’s promises and undertakings as set forth in this Agreement, and that if Employee violates any of the Payment Conditions, any of the requirements and prohibitions set forth in this Agreement, or Sections 8-10 of the Employment Agreement, Employee forfeits and has no right to the Severance Benefit.

e.                                       No Representations as to Taxation.  The Company makes no representations regarding the taxability or legal effect of the payments or benefits described herein, and

Employee is not relying on any statement or representation of the Company in this regard.  Employee will be solely responsible for the payment of any taxes assessed on the payments or benefits provided hereunder.

4.                                      General Release.

a.                                      In consideration of the payments and benefits (less all applicable withholdings) set forth in this Agreement, Employee, on behalf of himself and his agents, spouse, heirs, executors, successors and assigns, knowingly and voluntarily releases, remises, and forever discharges the Company, its parents, subsidiaries or affiliates, together with all of the foregoing entities’ respective current and former principals, officers, directors, partners, shareholders, agents, representatives, attorneys, insurers, members, managers, and employees, and each of the above listed person’s heirs, executors, successors and assigns whether or not acting in his or her representative, individual or any other capacity (collectively, the “Releasees”), to the fullest extent permitted by law, from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, costs, expenses, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which Employee ever had, now has, or may hereafter claim to have against the Releasees, including but not limited to, those related to or arising from Employee’s employment with the Company, the cessation thereof, the Employment Agreement, or any other matter, cause or thing whatsoever relating thereto arising from the beginning of time to the date of execution of this Agreement by Employee (the “General Release”).  The General Release shall apply to any Claim of any type, including, without limitation, any Claims with respect to Employee’s entitlement to any wages, bonuses, benefits, payments, or other forms of compensation; any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, or emotional distress; any Claims of any type that Employee may have arising under the common law; any Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Texas Human Rights Act, the Fair Labor Standards Act, the federal Workers’ Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, each as amended; and any other federal, state or local statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Employee, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship, or the termination of employment, with the Company or any Releasee and to any Claims for fraud or fraud in the inducement or fraudulent misrepresentation in relation to any such matters. Notwithstanding this General Release, Employee does not hereby release, waive or relinquish any of Employee’s rights arising out of this Agreement or to any benefit under any Company benefit plan accrued by Employee prior to the Separation Date. Additionally, Company and Employee agree that Employee will continue to be covered by any and all indemnification agreements, including without limitation, Section 14 of the Employment Agreement as well as any applicable Company directors and officers insurance policy, after the Separation Date, and Employee is not releasing, waiving or relinquishing his rights related to any indemnification he would be entitled to receive as if he continued to be an active employee of the Company. Further, Company and Employee agree that Employee is not releasing, waiving or relinquishing any right to payment of unpaid amounts, if any, owed to Employee pursuant to Section 3(f)(i) of the Employment Agreement that relate to expenses incurred on or before July 31, 2019.

b.                                      Except as provided in the terms and conditions of this Agreement, Employee acknowledges and agrees that the Company and its affiliates have fully satisfied any and all obligations owed to him, and no further sums are owed to him by the Company or by any of the other Releasees at any time.  Employee represents and warrants that Employee has not filed, and Employee will not file, any lawsuit or institute any proceeding, charge, complaint or action asserting any claim released by this Agreement before any federal, state, or local administrative agency or court against any Releasee, concerning any event occurring prior to the signing of this Agreement.

c.                                       Notwithstanding the foregoing, nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (collectively, “Government Agencies”) or limits Employee’s ability to provide information to or communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Employee, on his behalf, or by any other individual.  However, to the maximum extent permitted by law, Employee agrees that if such a charge or complaint is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.  This Agreement does not limit or prohibit Employee’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law.

d.                                      Nothing in this Section 4 shall be deemed to release (i) Employee’s right to enforce the terms of this Agreement, or (ii) any Claim that cannot be waived under applicable law, including any rights to workers’ compensation or unemployment insurance.

e.                                       Employee hereby represents and warrants to the Releasees that Employee is the sole owner of any Claims that Employee may now have or in the past had against any of the Releasees and that Employee has not assigned, transferred, or purported to assign or transfer any such Claim to any person or entity.  Employee represents that he has suffered no work-related injuries while providing services for the Company and represents Employee does not intend to file any claim for compensation for work-related injury.  Employee further represents that Employee has not filed any lawsuits or claims against any of the Releasees, or filed any charges or complaints with any agency against any of the Releasees.  Employee represents that he has not reported any alleged improper conduct or activity to the Company or any of its affiliates; that he has no knowledge of any such conduct or activity; and that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or any of its affiliates.

f.                                        Employee acknowledges that this Section 4 contains a waiver of any rights and claims under the ADEA and the Older Workers Benefit Protection Act.  Employee acknowledges and represents that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement and, specifically, the General Release set forth in this

Section 4, or has knowingly and voluntarily waived the right to do so, with the execution of this Agreement constituting a voluntary waiver. Employee further acknowledges and represents that he has been advised by the Company that he has the right to revoke this Agreement for a period of seven (7) days after signing it.  Employee acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in a writing, signed by him and received by Soumit Roy, General Counsel, at soumit@daseke.com no later than 5:00 p.m. local time on the seventh (7th) day of the revocation period.  If the last day of the revocation period falls on a Saturday, Sunday or holiday, the last day of the revocation period will be deemed to be the next business day.  If no such revocation occurs, the General Release and this Agreement shall become effective on the eighth (8th) day following his execution of this Agreement (the “Effective Date”).

5.                                      Covenants.  In consideration of the payments and benefits (less all applicable withholdings) set forth in this Agreement, and in exchange for the provision of confidential information of the Company, Employee agrees to be bound by the following covenants:

a.                                      Prior Covenants. Employee acknowledges and affirms the restrictive covenants contained in Sections 8-10 of the Employment Agreement and agrees that such covenants remain in full force and effect, and are reasonable, enforceable, and necessary to protect the legitimate business interests of the Company.

b.                                      Notice under Defend Trade Secrets Act.  In accordance with the Defend Trade Secrets Act of 2016, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (x) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, nothing in this Agreement shall limit Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information.

c.                                       Return of Property. Employee agrees that, no later than 10 days after the Separation Date, he will have shipped (at the Company’s expense) or returned to the Company all property of the Company in whatever form, including (i) all physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files and any and all other materials, including computerized and electronic information, that refers, relates or otherwise pertains to the Company or any affiliate of the Company (or business dealings thereof) that are in Employee’s possession, subject to Employee’s control or held by Employee for others; and (ii) all property or equipment that Employee has been issued by the Company or any affiliate of the Company during the course of his employment or property or equipment thereof that Employee otherwise possesses, including any vehicles, computers, cellular phones, pagers and other devices.  Employee acknowledges that he is not authorized to retain any physical, computerized, electronic or other types of copies of any such physical, computerized, electronic or other types of records, documents, proposals, notes, lists, files or materials, and is not authorized to retain any other property or equipment of the Company or any affiliate of the Company. Employee further agrees that Employee will immediately forward to the Company (and thereafter destroy any copies thereof) any property or business information relating to the

Company or any affiliate of the Company that has been or is inadvertently directed to Employee following Employee’s last day of employment, or that Employee discovers is within his possession.

d.                                      Cooperation.  Employee agrees that during the Transition Period and following the Separation Date, he will cooperate in good faith with the Company to assist it with any information or matter that is within Employee’s knowledge as a result of Employee’s employment with the Company, including but not limited to being reasonably available for interview by the Company’s attorneys, auditors, or accountants, or providing truthful testimony without the necessity of a subpoena or compensation in any pending or future legal matter in which the Company is a party.

6.                                      Consultation with Attorney: Voluntary Agreement.  The Company advises Employee to consult with an attorney of his choosing prior to signing this Agreement.  Employee understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the General Release in Section 4, with an attorney.  Employee also understands and agrees that he is under no obligation to consent to the General Release. Employee acknowledges and agrees that the rights and payments set forth this Agreement are sufficient consideration to require him to abide with his obligations under this Agreement, including but not limited to the General Release.  Employee represents that he has read this Agreement, and understands its terms and that he enters into this Agreement freely, voluntarily, and without coercion.  Employee acknowledges that he (i) is not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Agreement; (ii) has made his own investigation of the facts and is relying solely upon his own knowledge; and (iii) knowingly waives any claim that this Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Agreement based upon presently existing facts, known or unknown.

7.                                      Public Announcement.  Except in connection with a termination for Cause under Section 2(c)(i), the Company shall not file any Form 8-K with the Securities and Exchange Commission or issue any publicity or press release regarding Employee’s separation without permitting Employee to review and provide reasonable input.  Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to prevent the Company, in the reasonable judgment of the Company’s counsel, from complying with applicable law.

8.                                      Section 409A.

a.                                      Compliance.  Notwithstanding any provision of this Agreement to the contrary, all provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”) or an exemption therefrom and shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this

Agreement upon a termination of Employee’s employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.

b.                                      Reimbursement and In-kind Benefits.  To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Employee, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

c.                                       Section 409A Payment Date.  Notwithstanding any provision in this Agreement to the contrary, (i) if any payment or benefit provided for herein would be subject to additional taxes and interest under Section 409A if Employee’s receipt of such payment or benefit is not delayed until the earlier of (A) the date of Employee’s death or (B) the date that is six months after the Separation Date (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to Employee (or Employee’s estate, if applicable) until the Section 409A Payment Date, and (ii) to the extent any payment hereunder constitutes nonqualified deferred compensation (within the meaning of Section 409A), then each such payment which is conditioned upon Employee’s execution of a release and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year shall be paid or provided in the later of the two taxable years. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall any member of the Company Group (as such term is defined in the Employment Agreement) be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

9.                                      Governing Law. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule that would require application of a different jurisdiction’s law.

10.                               Dispute Resolution.  All disputes relating to or arising from this Agreement (including but not limited to the arbitrability thereof), Employee’s employment with the Company, the Employment Agreement, and the 2017 Omnibus Incentive Plan shall be resolved in accordance with Section 11 of the Employment Agreement.

11.                               Entire Agreement. This Agreement, together with Sections 8-11 of the Employment Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements between the Parties with respect to such matters, unless specifically provided otherwise herein. Employee agrees that he is not relying on any representations outside this Agreement.  The Parties agree that the Employment Agreement (other than Sections 8-11 thereof) is superseded by this Agreement and of no further force or effect and that the General Release in Section 4 hereof encompasses any and all claims under the Employment Agreement unless expressly provided otherwise in this Agreement.

12.                               Amendment.  This Agreement may be modified or amended only by a written instrument signed by Employee and an authorized officer of the Company.

13.                               Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving Party.  The failure of either Party to require the performance of any term or obligation of this Agreement, or the waiver by either Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14.                               Successors and Assigns.  This Agreement shall inure to the benefit of the Company and each of its successors and assigns.  Employee shall not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of the purported assignment.

15.                               Drafting. This Agreement and the provisions contained in it shall not be construed or interpreted for or against either Party because that Party drafted or caused that Party’s legal representative to draft any of its provisions.

16.                               Headings. Descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

17.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which, taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile or other electronic means of transmitting signature, and such signatures shall be considered an original for purposes of enforcement of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the dates written below.

Dated:	9/3/19	/s/ Bharat Mahajan
Bharat Mahajan

Dated:	9/3/19	Daseke, Inc.

		By:	/s/ Chris Easter

		Name:	Chris Easter

		Title:	Interim Chief Executive Officer

EXHIBIT A

GENERAL RELEASE AGREEMENT

This General Release Agreement (this “Release”) is by and between Bharat Mahajan (“Employee”) and Daseke, Inc. (the “Company”), and is effective on the eighth day following Employee’s execution of this Release provided he has not revoked it as provided for herein.

WHEREAS, Employee was initially employed by the Company as Chief Financial Officer pursuant to that certain Employment Agreement effective as of September 6, 2018 (the “Employment Agreement”);

WHEREAS, Employee and the Company are party to that certain Transition and Separation Agreement effective as of                       , 2019 (the “Transition Agreement”) which superseded and replaced, in part, the Employment Agreement; and

WHEREAS Employee’s employment with the Company terminated effective as of                     , 20      (the “Separation Date”).

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Employee and the Company hereby agree as follows:

1.                                      Termination.  Employee’s employment with the Company terminated effective as of the Separation Date. Employee agrees to and does hereby resign effective as of the Separation Date from any other appointments or positions which he may hold with the Company and its affiliates. Employee agrees to execute all further documents that the Company may reasonably request of him to effectuate such resignations.

2.                                      Consideration.  In consideration of    Employee’s execution and non-revocation of this Release, and conditioned on Employee’s continued compliance with Sections 8, 9 and 10 of the Employment Agreement (which remain in full force and effect in accordance with their terms), Section 5 of the Transition Agreement, and the covenants and promises contained herein, the Company shall pay and provide to Employee, those amounts described in Section 3(b) of the Transition Agreement in the manner set forth in Section 3(b) and, if applicable, Section 8 of the Transition Agreement.  The Company agrees that if the Company or any of its subsidiaries requests that Employee enter into a separate agreement for consulting or employment after the Separation Date, then Employee may enter into such agreement and it will not be considered a violation of any restrictive covenant nor would such an agreement or the rendering of such services be considered a breach of Sections 8, 9, and/or 10 of the Employment Agreement.

3.                                      General Release.

a.                                      In consideration of the payments and benefits (less all applicable withholdings) set forth in this Release, Employee, on behalf of himself and his agents, spouse, heirs, executors, successors and assigns, knowingly and voluntarily releases, remises, and forever discharges the Company, its parents, subsidiaries or affiliates, together with all of the foregoing entities’

respective current and former principals, officers, directors, partners, shareholders, agents, representatives, attorneys, insurers, members, managers, and employees, and each of the above listed person’s heirs, executors, successors and assigns whether or not acting in his or her representative, individual or any other capacity (collectively, the “Releasees”), to the fullest extent permitted by law, from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, costs, expenses, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which Employee ever had, now has, or may hereafter claim to have against the Releasees, including but not limited to, those related to or arising from Employee’s employment with the Company, the cessation thereof, the Employment Agreement, the Transition Agreement, or any other matter, cause or thing whatsoever relating thereto arising from the beginning of time to the date of execution of this Release by Employee (the “General Release”).  The General Release shall apply to any Claim of any type, including, without limitation, any Claims with respect to Employee’s entitlement to any wages, bonuses, benefits, payments, or other forms of compensation; any claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, or emotional distress; any Claims of any type that Employee may have arising under the common law; any Claims arising under the Employment Agreement or Transition Agreement; any Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Texas Human Rights Act, the Fair Labor Standards Act, the federal Workers’ Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, each as amended; and any other federal, state or local statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Releasees and Employee, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of Employee’s employment relationship, or the termination of employment, with the Company or any Releasee and to any Claims for fraud or fraud in the inducement or fraudulent misrepresentation in relation to any such matters.  Notwithstanding this General Release, Employee does not hereby release, waive or relinquish any of Employee’s rights arising out of this Release or to any benefit under any Company benefit plan accrued by Employee prior to the Separation Date. Additionally, Company and Employee agree that Employee will continue to be covered by any and all indemnification agreements, including without limitation, Section 14 of the Employment Agreement as well as any applicable Company directors and officers insurance policy, after the Separation Date, and Employee is not releasing, waiving or relinquishing his rights related to any indemnification he would be entitled to receive as if he continued to be an active employee of the Company. Further, Company and Employee agree that Employee is not releasing, waiving or relinquishing any right to payment of unpaid amounts, if any, owed to Employee pursuant to (i) Section 3(f)(i) of the Employment Agreement that relate to expenses incurred on or before July 31, 2019 and (ii) Section 3(a)(ii) and Section 3(a)(iv) of the Transition Agreement.

b.                                      [Except as provided in Sections 3(a)(i) [(ii), (iii), and (iv), of the Transition Agreement, [as applicable]] Employee acknowledges and agrees that the Company and its affiliates have fully satisfied any and all obligations owed to him, and no further sums are owed to him by the Company or by any of the other Releasees at any time.  Employee represents and warrants that Employee has not filed, and Employee will not file, any lawsuit or institute any proceeding, charge, complaint or action asserting any claim released by this Release before any federal, state, or local administrative agency or court against any Releasee, concerning any event occurring prior to the signing of this Release.

c.                                       Notwithstanding the foregoing, nothing contained in this Release limits Employee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (collectively, “Government Agencies”) or limits Employee’s ability to provide information to or communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Employee, on his behalf, or by any other individual.  However, to the maximum extent permitted by law, Employee agrees that if such a charge or complaint is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.  This Release does not limit or prohibit Employee’s right to receive an award for information provided to any Government Agency to the extent that such limitation or prohibition is a violation of law.

d.                                      Nothing in this Section 3 shall be deemed to release (i) Employee’s right to enforce the terms of this Release, or (ii) any Claim that cannot be waived under applicable law, including any rights to workers’ compensation or unemployment insurance.

e.                                       Employee hereby represents and warrants to the Releasees that Employee is the sole owner of any Claims that Employee may now have or in the past had against any of the Releasees and that Employee has not assigned, transferred, or purported to assign or transfer any such Claim to any person or entity.  Employee represents that he has suffered no work-related injuries while providing services for the Company and represents Employee does not intend to file any claim for compensation for work-related injury.  Employee further represents that Employee has not filed any lawsuits or claims against any of the Releasees, or filed any charges or complaints with any agency against any of the Releasees.  Employee represents that he has not reported any alleged improper conduct or activity to the Company or any of its affiliates; that he has no knowledge of any such conduct or activity; and that he has not been retaliated against for reporting any allegations of wrongdoing by the Company or any of its affiliates.

f.                                        Employee acknowledges that this Section 3 contains a waiver of any rights and claims under the ADEA and the Older Workers Benefit Protection Act.  Employee acknowledges and represents that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Release and, specifically, the General Release set forth in this Section 3, or has knowingly and voluntarily waived the right to do so, with the execution of this Release constituting a voluntary waiver. Employee further acknowledges and represents that he has been advised by the Company that he has the right to revoke this Release for a period of seven (7) days after signing it.  Employee acknowledges and agrees that, if he wishes to revoke this Release, he must do so in a writing, signed by him and received by Soumit Roy, General Counsel, at soumit@daseke.com no later than 5:00 p.m. local time on the seventh (7th) day of the revocation period.  If the last day of the revocation period falls on a Saturday,

Sunday or holiday, the last day of the revocation period will be deemed to be the next business day.  If no such revocation occurs, the General Release and this Release shall become effective on the eighth (8th) day following his execution of this Release (the “Effective Date”).

4.                                      Modification.  This Release may not be modified or amended except in writing signed by the parties.

5.                                      Successor and Assigns.  All the terms and provisions of this Release shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns. Neither this Release nor any rights or obligations hereunder may be assigned by Employee, other than by will or the laws of descent or distribution. Any amounts payable under this Release to Employee after his death shall be paid to Employee’s estate or legal representative.

6.                                      Governing Law.  This Release shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to principles of conflict of law) and, where applicable, the laws of the United States. Venue shall lie exclusively in Dallas County, Texas.

7.                                      Advice to Consult with Attorney; Acknowledgments.  Employee acknowledges that he has been and hereby is advised to consult an attorney regarding this Release prior to its execution. Employee agrees that he is receiving benefits under this Release to which he would not be entitled but for execution of this Release. Employee acknowledges that he has read this Release, understands it, and is entering into it voluntarily and without reliance on any representations other than those contained herein.

8.                                      Dispute Resolution.  All disputes relating to or arising from this Release (including but not limited to the arbitrability thereof), Employee’s employment with the Company, the Employment Agreement, the 2017 Omnibus Incentive Plan, and the Transition Agreement shall be resolved in accordance with Section 11 of the Employment Agreement.

9.                                      Entire Agreement. This Release, together with Sections 8-11 of the Employment Agreement, and Sections 4, 5, 7 and 8 of the Transition Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to such matters, unless specifically provided otherwise herein. Employee agrees that he is not relying on any representations outside this Release.  The parties agree that the Employment Agreement (other than Sections 8-11 thereof) and the Transition Agreement (other than Sections 4, 5, 7 and 8 thereof) are superseded by this Release and are of no further force or effect and that the Release in Section 3 hereof encompasses any and all claims under the Employment Agreement and Transition Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Release to be executed in its corporate name by an officer thereof thereunto duly authorized, and Employee has hereunto set his hand, effective as of the day and year first above written.

THE COMPANY: DASEKE, INC.	EMPLOYEE: BHARAT MAHAJAN

By:

Printed Name:	Printed Name:

Title:	Date:

Date:

Exhibit 99.1

Daseke Increases and Accelerates Operational/Cost Improvement Plan; Restructures Management Team

Company now expects to realize $30 million of annual cost savings on a run-rate basis as it exits the first quarter of fiscal 2020; reaffirms fiscal 2019 outlook

Addison, Texas — September 4, 2019 — Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today announced a comprehensive restructuring plan designed to reduce its cost base, right size its organization and management team, and increase and accelerate its previously announced operational improvement goals.

Operational/Cost Improvement Plan

In August, the Company outlined an operational/cost improvement plan to deliver between $20 million to $25 million in annual operating income improvement by fiscal year 2021. Today the Company announced a number of new initiatives expected to accelerate and expand those actions.

	Updated Outlook	Prior Outlook
Operational Integrations	$19 million	$10M year 1; $5M-$10M year 2
Business Improvement Plans	$7 million	$5M in year 1
Corporate Restructuring	$4 million	None
Total Operating Income Improvement	$30M run-rate improvement as Company exits Q1’20	$20M-$25M by FY’21

There are three primary components to Daseke’s updated operational and cost improvement plan:

•                  Accelerated Operational Integrations: Daseke has accelerated the previously announced operational integrations, including consolidating three of the Company’s operating units into three other high-performing Daseke operating companies. As a result of these actions, the Company’s 16 operating units have been reduced to 13 and the cost synergies are expected to be fully in place by the end of the first quarter of fiscal 2020.

•                  Incremental Business Improvement Plans: The Company has identified incremental business improvement efforts at a few of its operating units, which will increase the expected cost savings from its original goal by 40% to $7 million.

•                  Corporate Restructuring: The Company has also executed a new management restructuring and substantial corporate cost reduction plan, which is expected to yield an additional $4 million in run-rate benefits by the end of the first quarter of fiscal 2020.

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As a result of these three actions, Daseke now projects an expected total benefit of $30 million in annual operating income improvement to be achieved on a run-rate basis as the Company exits the first quarter of fiscal 2020.

Chris Easter, Interim Chief Executive Officer, commented, “Upon assuming the leadership role for Daseke, it became abundantly clear that our company can achieve much greater operating efficiency, leading to improved financial performance. Years of aggressive growth resulted in corporate costs that either failed to deliver value or were not appropriate for a company of our size and structure. At the same time, we possess some of the best talent in our industry throughout our operating companies, and we must better leverage their depth and experience. We are now tapping into their expertise to help accelerate our prior operational improvement plans. We have also announced new steps to streamline our corporate function through a number of cost initiatives, including the elimination of several corporate positions.”

Easter added, “It’s important to reiterate that these actions represent only the first steps of our improvement plan. Our operating company leadership teams are fully engaged in helping drive immediate operational excellence across the Company. We are building the foundation based on the mindset of continuous improvement and I expect our teams to leverage our learnings and best practices from these first steps across the organization, which will help us identify incremental cost savings and income opportunities in the future. We move forward with a strong sense of purpose to develop industry leading operating and efficiency ratios, and our actions announced today will further strengthen and expand our leadership position as the largest flatbed, specialized transportation and logistics solutions company in North America, enabling us to better serve our customers.”

Brian Bonner, Executive Chairman, said, “Daseke’s underlying vision has not changed, but our strategy to achieve it has evolved as Chris and his team continue to pivot the Company to a platform built on operational excellence. Our board, as well as our operating company leaders, are fully aligned with every element of these operational and cost improvement plans, and we believe they are the right steps to reposition the business for long-term growth and success.”

Restructuring of Management Team

In conjunction with its accelerated operational/cost improvement plan, the Company has re-evaluated and eliminated several positions within its corporate office. Resulting from such evaluations, R. Scott Wheeler has resigned from his position as President and member of the Board of Directors as of September 4, 2019.  The Company has determined that the duties of the position of president, will be assumed by Chris Easter, the Company’s current Interim CEO and COO, and other members of the management team. Wheeler commented, “I would like to thank our thousands of employees and independent contractors, as well as our customers and suppliers for all of their hard work, dedication and sacrifice as we built this terrific company. I look forward to the wonderful things this group can do together in the future as Daseke enters its next exciting phase.”

Additionally, Bharat Mahajan, the Company’s CFO, and the Company have mutually agreed to a separation to facilitate his and his family’s desire to return to Canada. Mahajan entered into a separation and transition agreement on September 3, 2019. Mahajan added, “I want to thank the Daseke team for allowing me the opportunity to serve as Daseke’s CFO over the last year. I will miss my friends and colleagues in Dallas. I wish Daseke continued success.”

These departures do not reflect any disagreements about the Company’s past financial reports or disclosures.

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Easter added, “We want to thank Scott, Bharat and our other former associates for their hard work and dedication, and we wish them well in the future.”

Daseke has engaged David Bizzaro from Bridgepoint Consulting, an Addison Group company, to fill the role of Interim Chief Financial Officer (CFO) immediately. Bharat Mahajan will remain with the Company for 30 days to assist with a smooth transition and his duties will be split between the new Interim CFO as well as Daseke’s experienced financial support team. The Board will conduct a permanent CFO search upon the successful conclusion of the current permanent CEO search.

Reaffirmation of Fiscal 2019 Outlook

Easter concluded, “The costs associated with these actions are expected to roughly offset any of the early benefits that will be seen in the second half of fiscal 2019. As a result, we are reaffirming our prior fiscal guidance, excluding any one-time or extraordinary items, of $1.70 billion to $1.75 billion in revenue, $165 million to $175 million in Adjusted EBITDA, and a leverage ratio as defined by the Company’s debt agreements of 3.0 times to 3.3 times. The incremental improvements we announced today will further allow our company to deliver higher free cash flow, build a strong balance sheet, and reduce debt in 2020 and beyond. We look forward to capitalizing on the truly unique platform that we have built here at Daseke and believe the strategic plan we are announcing today will better position the Company for significantly improved financial performance and growth.”

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should

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not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K, particularly the section titled “Risk Factors”.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for Daseke and its operating segments, including Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures). Other companies in Daseke’s industry may define these non-GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non-GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses non-GAAP measures supplementally.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) non-cash impairment, and, (vi) non-cash stock and equity-compensation expense.

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for acquisition or business combination related transaction expenses, non-cash impairments, amortization of intangible assets, the

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net impact of step-up in basis of acquired assets and unusual or non-regularly recurring expenses or recoveries.

Daseke defines Acquisition-Adjusted Measures as (a) our actual revenue, net income (loss) or Adjusted EBITDA, as applicable, for the applicable measurement period and (b) the actual revenue, net income (loss) or Adjusted EBITDA, as applicable, of each company acquired (excluding the Kelsey Trail acquisition), as though those acquisitions were completed on the first date of the applicable measurement period, based on the company’s internal financial statements for the period prior to Daseke’s acquisition. These adjusted amounts (i) have not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information, (ii) do not reflect any pro forma adjustments, (iii) are presented for informational purposes only, (iv) are not necessarily indicative of what our results of operations would have been had such acquisitions been completed on the first date of the applicable measurement period, and (v) do not purport to project our future operating results.

Daseke’s board of directors and executive management team use Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) as key measures of its performance and for business planning.

Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) assist them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because they remove from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA, Adjusted Net Income (Loss) and Acquisition Adjusted Measures also allow Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure.

Daseke believes its presentation of Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) is useful because they provide investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) are not substitutes for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures). Certain items excluded from Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA, Adjusted Net Income (Loss), Free Cash Flow and Acquisition-Adjusted, revenue, net loss and EBITDA (Acquisition-Adjusted Measures) should not be considered measures of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

You can find the reconciliation of these non-GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non-GAAP Measures tables below. We have not reconciled non-GAAP forward

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looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Investor Relations:

Alpha IR Group
Joseph Caminiti or Chris Hodges
312-445-2870
DSKE@alpha-ir.com

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